Exhibit 4.2

MOL Global, Inc.

(Incorporated under the laws of the Cayman Islands)

Number	Shares
xx	xx

Share capital is US$1,000,000,000 divided into

1,000,000,000 Ordinary Shares of a par value of US$1.00 each

THIS IS TO CERTIFY THAT _________________xxxx_____________________________________ is the registered holder of __________________xxxxx_________________________ Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED for and on behalf of the Company on     xxxxx                                 by:

DIRECTOR

TRANSFER

I	(the Transferor) for the value received

DO HEREBY transfer to	(the Transferee) the

shares standing in my name in the

undertaking called MOL Global, Inc.

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor